SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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(as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAFEWAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, CA 94588-3229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safeway Inc., a Delaware corporation (the “Company”), will be held at the corporate offices of Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, California on Thursday, May 20, 2004 at 1:30 p.m. for the following purposes:

1.	To elect three directors of the Company to serve for a term of three years and until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2004;

3.	To approve an amendment to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors;

4.	To approve a stock option exchange program for employees (excluding executive officers) providing for the exchange of options previously granted under the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. having an exercise price greater than $35.00 per share for new options to be granted at least six months and one day from the cancellation of the surrendered options;

5.	To consider and vote on six stockholder proposals, if properly presented at the Annual Meeting, which proposals are opposed by the Board of Directors; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record at the close of business on March 25, 2004 will be entitled to receive this notice and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder present at the Annual Meeting and, for any purpose germane to the Annual Meeting, during ordinary business hours for at least 10 days prior to the Annual Meeting, at the corporate offices of the Company at the address indicated above.

Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

By Order of the Board of Directors,

LINDA C. SAYLER

Secretary

Pleasanton, California

Dated: April [ 7 ], 2004

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, CA 94588-3229

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders on behalf of the Board of Directors of Safeway Inc., a Delaware corporation (“Safeway” or the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, California on Thursday, May 20, 2004, at 1:30 p.m. and at any adjournments or postponements. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on April [ 7 ], 2004.

Only stockholders of record at the close of business on March 25, 2004 (“Record Date”) will be entitled to vote at the meeting. At the close of business on that date, there were [            ] issued and outstanding shares of Common Stock. A majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business. Each outstanding share of Common Stock not in the treasury is entitled to one vote.

Voting

If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i)	by completing, signing and dating the enclosed proxy and mailing it promptly in the enclosed envelope;
(ii)	by telephone; or
(iii)	electronically through the Internet.

Voting By Proxy Card.    Each stockholder may vote by proxy by using the proxy card provided to him or her. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank, nominee, or some other agent that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your broker, bank or nominee regarding how to instruct your broker, bank or nominee to vote your shares.

Voting By Telephone Or Through The Internet.    If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, nominee or some other agent that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting (please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems).

If your shares of Common Stock are held in “street name” for your account, your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker, nominee or some other agent that holds Common Stock for your account in a “street name” capacity which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of the Company’s outstanding shares is required for approval of Proposal 3. The affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all of the other proposals properly submitted for consideration at the Annual Meeting. In accordance with the Company’s Bylaws, for purposes of determining the outcome of any proposal other than Proposal 3 as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal.

Revocation

A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please vote with respect to each in accordance with the procedures described thereon to complete your representation. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures set forth in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

Solicitation

The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telecopy and telephone, and personally by a few officers and regular employees of the Company who will not receive additional compensation for such solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation for a fee of $11,000 plus customary expenses.

Other Matters

The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement are available on our web site at www.safeway.com. Instead of receiving future copies of the Annual Report and Proxy Statement by mail, stockholders can elect to receive an e-mail which will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record.    If you vote on the Internet at www.eproxyvote.com/swy, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eproxyvote.com/swy and following the Vote by Internet instructions.

Beneficial Stockholders. If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors of the Company adopted Corporate Governance Guidelines (“Guidelines”) to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders. The Guidelines address such matters as director qualification standards, director independence, size of the Board, selection of new directors, sessions of non-management directors, director compensation, Board access to senior management and independent advisors, and the annual self-evaluation process. A complete copy of the Guidelines is available on the Company’s web site at www.safeway.com/investor_relations.

Director Independence

As part of the Guidelines, the Board approved Director Independence Standards by which to measure each director’s “independence” in addition to the “independent director” requirements under the New York Stock Exchange (“NYSE”) rules. The Company’s Board approved the following guidelines that go beyond those required by the NYSE to assist it in determining director independence:

(a)	A director will not be deemed independent if, within the preceding five years, (i) the director was employed by Safeway; (ii) an immediate family member[1] of the director was employed by Safeway as an officer; (iii) the director was employed by or affiliated with Safeway’s independent auditor; (iv) an immediate family member of the director was employed by Safeway’s independent auditor as a partner, principal or manager; or (v) a Safeway executive officer was on the Executive Compensation Committee of the board of directors of a company which employed the Safeway director, or which employed an immediate family member of the director as an officer;

(b)	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a Safeway director is an executive officer or director, partner and/or holder of a greater than 10% equity interest of another company that does business with Safeway and the annual sales to, or purchases from, Safeway are less than one percent (1%) of the annual gross revenues of the company he or she serves as an executive officer or director, partner and/or holder of a greater than 10% equity interest; (ii) if a Safeway director is an executive officer or director, partner and/or holder of a greater than 10% equity interest of another company which is indebted to Safeway, or to which Safeway is indebted, and the total amount of either company’s indebtedness to the other is less than one percent (1%) of the total consolidated assets of the company he or she serves as an executive officer or director, partner and/or holder of a greater than 10% equity interest; and (iii) if a Safeway director serves as an officer, director or trustee of a charitable organization, and Safeway’s discretionary charitable contributions to the organization are less than one percent (1%) of that organization’s total annual charitable receipts;

(c)	For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a director is the CEO of a company that purchases products and services from Safeway that are more than one percent (1%) of that company’s annual gross revenues, the independent directors could determine, after considering all of the relevant facts and circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the proposed NYSE rules. The Company would explain in its annual proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Based on the above standards, the Board has affirmatively determined that each of Ms. Stirn and Messrs. Greene, Hazen, MacDonnell, Magowan, Roberts and Tauscher has no material relationship with Safeway and is

1 “Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in law and anyone (other than employees) sharing a person’s home.

independent within the meaning of Safeway’s Director Independence Standards and the NYSE director independence standards. In its determination of independence, the Board evaluated the facts and circumstances relating to the outstanding Company loans to Ms. Stirn and Mr. Tauscher. In light of the relative insignificant amounts of such loans in comparison to the individual net worth of each of Ms. Stirn and Mr. Tauscher, and the fact that both loans were entered into on arms length terms with interest rates commensurate with those prevailing at the time, the Board has concluded that these relationships are immaterial and do not impair the independence of Ms. Stirn or Mr. Tauscher. Each of these loans, as well as all currently outstanding loans to directors and executive officers, were granted prior to the implementation of the Sarbanes-Oxley Act of 2002 and, thus, are expressly exempted from the prohibitions of Section 402(a) of that Act. Mr. Burd, as Chief Executive Officer of the Company, has been determined not to be independent. Mr. Ley Lopez is the General Director of Casa Ley, which has a material relationship with the Company, and he has been determined not to be independent. See “Certain Relationships and Transactions.”

Stockholder Communications with Directors

The Board has adopted a policy and procedures for receiving communications from stockholders of the Company. Any stockholder may send written correspondence to the Board, a committee of the Board, the non-management directors or any individual director in his/her capacity as such. The correspondence should be sent to the attention of the General Counsel and include the following information: the name, mailing address and telephone number of the stockholder sending the communication, the number of Company securities owned by the stockholder and, if the stockholder is not the record owner of the Company stock, the name of the record owner. The General Counsel will forward correspondence which is not more suitably directed to management to the board, committee or individual director(s), as appropriate. The General Counsel will log all correspondence not forwarded to the Board, committee or individuals and will make such log available to the Board.

Board Meetings and Committees

The Company’s Board of Directors held seven meetings in fiscal 2003. Each director attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time such director served on the Board or committee, except that Messrs. Magowan and Roberts each attended approximately 71% of applicable Board and committee meetings. Each director is expected to attend in person Safeway’s annual meeting of stockholders, absent extraordinary circumstances. Five directors attended the 2003 annual meeting. In 2003, the Board of Directors had the following standing committees: Audit Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee. The Board has affirmatively determined that each member of each of the Company’s standing committees has no material relationship with Safeway and is “independent” within the meaning of Safeway’s Director Independence Standards and the NYSE listing standards currently in effect and approved by the Securities and Exchange Commission (“SEC”) on November 4, 2003.

Audit Committee:  Paul Hazen, Chair; Robert I. MacDonnell, Rebecca A. Stirn and William Y. Tauscher. The functions of the Audit Committee include selecting, evaluating and, where appropriate, replacing independent auditors employed by the Company; conferring with the independent auditors regarding their audit of the Company, the independent auditors’ opinion and annual management letter; approving the audit and non-audit services of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company’s internal auditors; reviewing with the independent and internal auditors the results of their examinations; recommending changes in financial policies or procedures as suggested by the auditors; and preparing the report that is required by SEC rules to be included in this Proxy Statement. During fiscal 2003, the Audit Committee held seven meetings.

The report of the Audit Committee is included herein. The charter of the Audit Committee is available at www.safeway.com/investor_relations and is also included as Appendix A.

Audit Committee Financial Expert:  Pursuant to Section 407 of the Sarbanes-Oxley Act, the SEC has adopted rules requiring companies to disclose whether the Company’s Audit Committee has at least one “audit committee financial expert”, as that term is defined in the SEC’s rules and regulations. The Board of Directors has determined that each of Paul Hazen, Robert MacDonnell and William Tauscher qualify as audit committee financial experts, as defined in the SEC’s rules and regulations.

Executive Compensation Committee:  William Y. Tauscher, Chair; James H. Greene, Jr., Paul Hazen, Robert I. MacDonnell and Rebecca A. Stirn. The functions of the Executive Compensation Committee are to review and approve the Company’s goals and objectives relevant to compensation of executive officers, stay informed as to market levels of compensation and, based on evaluations submitted by management, set compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives. The Executive Compensation Committee also evaluates the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and sets the Chief Executive Officer’s compensation level based on this evaluation. The committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The committee also produces an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. During fiscal 2003, the Executive Compensation Committee held two meetings.

Section 162(m) Subcommittee of the Executive Compensation Committee:  Rebecca A. Stirn, Chair and William Y. Tauscher. In 2003, the Section 162(m) Committee was dissolved and its members became a subcommittee of the Executive Compensation Committee. In 2003, the functions of the Section 162(m) Subcommittee were substantially similar to those previously performed by the Section 162(m) Committee. The functions of the Subcommittee are to approve grants of stock options and other equity awards to the Company’s executive officers, including the Chief Executive Officer, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934. The Section 162(m) Subcommittee also adopts performance goals with respect to performance-based compensation for executive officers, including the Chief Executive Officer, and certifies whether performance goals have been met before performance-based compensation is paid to executive officers in accordance with Section 162(m) of the Internal Revenue Code of 1986. The Section 162(m) Subcommittee is also responsible for administering the 1999 Amended and Restated Equity Participation Plan. The Section 162(m) Subcommittee performs any other action required to be performed by a committee or subcommittee of “non-employee directors” (pursuant to Rule 16b-3) and “outside directors” (pursuant to Section 162(m)). During fiscal 2003, the Section 162(m) Subcommittee held two meetings.

The report of the Executive Compensation Committee and Section 162(m) Subcommittee is included herein. The charter of the Executive Compensation Committee is available at www.safeway.com/investor_relations.

Nominating and Corporate Governance Committee:  Rebecca A. Stirn, Chair; Paul Hazen and William Y. Tauscher. The Nominating Committee, established in 2001, was reconstituted in 2003 as the Nominating and Corporate Governance Committee. Among the functions of the committee are to propose nominees for election to the Board of Directors and consider the qualifications of director nominees, including stockholder nominees. The Nominating and Corporate Governance Committee recommended to the Board the slate of directors for election at this Annual Meeting. During 2003, the Nominating and Corporate Governance Committee also developed and recommended to the Board Corporate Governance Guidelines for the Company. Other duties and responsibilities of the Nominating and Corporate Governance Committee include: reviewing proposals submitted by stockholders; annually, along with non-management members of the Board, evaluating the performance of the Chairman and Chief Executive Officer; assessing the size and composition of the Board and its committees; overseeing the annual evaluation of the Board; and making recommendations to the Board regarding matters such as the Company’s certificate of incorporation, Bylaws and the charters of the Company’s committees. During fiscal 2003, the Nominating and Corporate Governance Committee held three meetings.

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Candidates nominated by stockholders will be evaluated in the same manner as any candidate identified by a Committee member. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee will preliminarily review each potential candidate’s qualifications in light of the Company’s standards for overall structure and composition of the Board and the minimum director qualifications, as set forth in the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, and the candidate’s independence, as set forth in the Company’s Director Independence Standards and the NYSE listing standards. Each director candidate must possess the fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. In evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider a candidate’s education and professional background, experience in the retail grocery industry, experience in corporate governance, expertise in a specific area of the Company’s operations, existing commitments to other businesses, as well as any other criteria deemed relevant by the Board. If the Committee determines, after a preliminary inquiry, that the potential candidate may be qualified, the Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination. The Nominating and Corporate Governance Committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Board for approval as a director nominee.

Any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary of the Company. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company’s 2005 annual meeting is strongly encouraged to do so no later than the date stockholder proposals meeting the requirements of SEC Rule 14a-8 are due. See “Stockholder Proposals for 2005 Proxy Statement.”

The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.safeway.com/investor_relations.

Executive Sessions.  The non-management directors hold executive sessions at least two times per year. The members present at each meeting appoint the chair for that meeting.

Director Compensation

Annual Fee.  Directors who are not employees of the Company or its subsidiaries were paid an annual fee of $40,000 in 2003.

Under the Deferred Compensation Plan for Safeway Directors, a non-employee director may elect to defer, until a specified calendar year or until retirement from the Board, all or any portion of the director’s cash compensation. The director may elect to have such compensation credited to a cash credit account (which accrues interest at the prime rate) or a stock credit account (based on an equivalent number of shares of Common Stock that could have been purchased with the deferred compensation). All distributions of a director’s cash or stock credit account are made in cash.

Appointment Stock Options; Stock Purchase Requirement.  The 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”) generally provides that newly-elected non-employee directors receive a one-time appointment grant of an option to purchase the number of shares of Common Stock equal to $200,000 divided by the Purchase Price (defined as 80% of the fair market value of a share of Common Stock on the date of grant (“FMV”)), at an exercise price equal to 80% of FMV. As a condition of the appointment grant, the director must purchase that number of shares equal to $140,000 divided by the Purchase Price.

Annual Stock Options.  Each non-employee director also receives as of the date of each annual meeting of stockholders an automatic grant of an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the stock on the date of grant. All director options vest ratably over a three-year term.

Certain Relationships and Transactions

Mr. Magowan resigned from his position as Chief Executive Officer of the Company effective April 30, 1993 and from his position as Chairman of the Board of the Company on May 12, 1998. He continues to serve as a director of the Company and commenced receiving an annual director’s fee effective January 1, 1998. Mr. Magowan continues to receive insurance benefits. Upon his retirement from the Company in April 1997, he took retirement benefits in a lump sum amount of $730,300 in accordance with the terms of the Company’s qualified retirement plan and became entitled to receive $488,968 per year from the Company’s non-qualified retirement plan.

During 2003, the Company sold approximately $12 million in products to Casa Ley for resale in Casa Ley’s retail stores. It is anticipated that sales of a similar magnitude will be made in 2004. Mr. Ley Lopez, a member of the Company’s Board of Directors, is the General Director of Casa Ley. Since 1981, Safeway has had a 49% ownership interest in Casa Ley. The remaining 51% is owned by adult members of the Ley family, including Mr. Ley Lopez (who individually has a less than 10% equity interest in Casa Ley).

In October 2000, pursuant to Mr. Prabhu’s employment agreement, the Company loaned Mr. Prabhu $1,000,000 under a promissory note in connection with Mr. Prabhu’s relocation to northern California. The note was secured by Mr. Prabhu’s residence and bore no interest. Twenty percent of the principal amount was repaid on September 1, 2001, 40% was repaid on April 30, 2003 and 40% was due on September 1, 2004. However, as a result of Mr. Prabhu’s resignation, the remaining 40% under the note became due and payable on March 31, 2004. Since the beginning of fiscal 2003, the largest aggregate amount of indebtedness outstanding for Mr. Prabhu was $800,000, which Mr. Prabhu paid off during 2003 and 2004.

In May 2000, Mr. Ley Lopez purchased 3,868 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Mr. Ley Lopez delivered to the Company a full recourse promissory note in the amount of $139,900 which matures in 2010 and bears interest at 8.3% per annum. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2003 for Mr. Ley Lopez, and he remained indebted to the Company for this amount (plus accrued interest) as of March 25, 2004.

In July 1999, the Company entered into a loan agreement with Dick W. Gonzales, Senior Vice President, pursuant to which the Company loaned Mr. Gonzales $400,000 under a promissory note in connection with Mr. Gonzales’ relocation to northern California. The note is secured by Mr. Gonzales’ residence, bears no interest and is due in July 2004. Since the beginning of fiscal 2003, the largest aggregate amount of indebtedness outstanding for Mr. Gonzales was $400,000, and Mr. Gonzales remained indebted to the Company for this amount as of March 25, 2004.

In June 1998, the Company loaned Bruce L. Everette, Executive Vice President, $650,000 in connection with his relocation to northern California. The largest aggregate amount of indebtedness outstanding under the note since the beginning of fiscal 2003 was $650,000. Mr. Everette paid off this loan in full on June 24, 2003.

See EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION for additional relationships and transactions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Safeway’s outstanding Common Stock as of March 25, 2004 by (i) each of Safeway’s directors and nominees who is a stockholder, (ii) each of the named executive officers who is a stockholder, (iii) all executive officers and directors of Safeway as a group and (iv) each person believed by Safeway to own beneficially more than 5% of its outstanding shares of Common Stock. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(1)
Steven A. Burd (2)	4,772,538%
James H. Greene, Jr. (2) (3)	368,656	*
Paul Hazen (2)	287,999	*
Hector Ley Lopez (2)	13,392	*
Robert I. MacDonnell (2) (4)	1,361,442	*
Peter A. Magowan (2)	2,177,790	*
George R. Roberts (2) (5)	8,697,154%
Rebecca A. Stirn (2)	14,395	*
William Y. Tauscher (2)	179,166	*
Bruce L. Everette (2)	735,513	*
Rojon D. Hasker (2)	167,378	*
Larree M. Renda (2)	643,818	*
Donald Wright (2)	365,992	*
Vasant M. Prabhu (2) (6)	466,703	*
All executive officers and directors as a group (21 persons) (2)	21,260,318%

FMR Corp. (7)	60,977,601	13.79%
82 Devonshire Street, Boston, MA 02109
AXA Financial, Inc. (8)	36,682,279	8.27%
1290 Avenue of the Americas, New York, NY 10104
Brandes Investment Partners, LLP (9).	28,232,283	6.36%
11988 El Camino Real, #500, San Diego, CA 92130
Citigroup Global Markets Holdings Inc. (10)	29,862,534	6.8%
388 Greenwich Street, New York, NY 10013
Citigroup Inc. (10)	30,254,232	6.8%
399 Park Avenue, New York, NY 10043

*	Less than 1%

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of May 24, 2004 [60 days after March 25, 2004]. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The address of each of the directors and executive officers included in the table is c/o Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, CA 94588-3229.

(2)	Includes shares issuable upon exercise of stock options as follows: Mr. Burd, 4,317,292; Mr. Greene, 43,572; Mr. Hazen, 7,999; Mr. Ley Lopez, 9,524; Mr. MacDonnell, 10,938; Mr. Magowan, 10,938; Mr. Roberts, 10,938; Ms. Stirn, 10,938; Mr. Tauscher, 174,699; Mr. Everette, 586,000; Ms. Hasker, 119,180; Ms. Renda, 413,000; Mr. Wright, 356,300; Mr. Prabhu, 440,000 shares; and all executive officers and directors as a group, 7,318,418.

(3)	Does not include 20,000 shares owned by Mr. Greene’s wife or 15,000 shares held in trust by Mr. Greene’s wife for the benefit of their children, as to which Mr. Greene disclaims any beneficial ownership.

(4)	Does not include 517,000 shares held in an irrevocable trust created by Mr. MacDonnell for the benefit of his children (the “MacDonnell Trust”), with respect to which Mr. MacDonnell disclaims any beneficial ownership.

(5)	Does not include 517,000 shares held by Mr. Roberts as a trustee of the MacDonnell Trust. As co-trustee, Mr. Roberts shares the authority to vote and to dispose of the shares, but has no economic interest in the shares. Does not include 800,000 shares held in an irrevocable trust created by Mr. Roberts for the benefit of his children, with respect to which Mr. Roberts disclaims any beneficial ownership.

(6)	Mr. Prabhu resigned as Executive Vice President and Chief Financial Officer, effective December 31, 2003.

(7)	All information regarding FMR Corp. and its affiliates is based on information disclosed in the Schedule 13G filed on February 17, 2004 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (the “FMR Schedule 13G”). The FMR Schedule 13G indicates that, at December 31, 2003, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 52,763,690 of such shares as a result of acting as investment adviser to various investment companies, (ii) Fidelity Management Trust Company, a bank that is a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 4,095,255 of such shares as a result of its serving as investment manager of institutional account(s), (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 1,156 of such shares in its capacity as an investment adviser to individuals, (iv) Fidelity International Limited is the beneficial owner of 4,117,500 of such shares as a result of its providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FMR Corp. and Edward C. Johnson 3d each has sole dispositive power over 60,977,601 of such shares and sole voting power over 8,050,241 of such shares.

(8)	According to the Schedule 13G, dated February 13, 2004, filed with the SEC jointly on behalf of AXA Financial, Inc.; three French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (the Mutuelles AXA), as a group; AXA; and their subsidiaries (collectively the “AXA Group”), at December 31, 2003, the AXA Group was the beneficial owner of 36,682,279 shares of Common Stock. Alliance Capital Management L.P., an investment adviser and majority-owned subsidiary of AXA Financial, Inc., had sole voting power over 19,681,945 of the shares, shared voting power over 3,884,787 of the shares, sole dispositive power over 36,637,597 of the shares, and shared dispositive power over none of the shares. The Equitable Life Assurance Society of the United States, an insurance company, investment adviser and subsidiary of AXA Financial, Inc., had sole voting power over 9,708 of the shares and sole dispositive power over 22,908 of the shares. AXA Investment Managers Den Haag, a subsidiary of AXA, had sole voting and dispositive power over 2,199 of the shares. AXA Konzern AG (Germany), a subsidiary of AXA, had sole voting and dispositive power over 4,400 of the shares. AXA Rosenberg Investment Management LLC had sole voting power over 14,400 of the shares and shared dispositive power over 15, 700 of the shares. Under that filing, each of the Mutuelles AXA, as a group, and AXA declared that it was not an admission of beneficial ownership of any securities covered by that Schedule 13G.

(9)	According to the Schedule 13G, dated February 17, 2004, filed with the SEC by Brandes Investment Partners, LLC, an investment adviser and Delaware limited liability company, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby (collectively “Brandes”), at December 31, 2003, Brandes Investment Partners, LLC was the beneficial owner of, and Brandes was deemed the beneficial owner of 28,232,283 share of Common Stock with shared voting power over 23,028,076 of the shares, sole voting power over none of the shares and shared dispositive power over all 28,232,283 of the shares. Under that filing, each of Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby disclaimed beneficial interest to the shares, except for an amount equal to substantially less than one percent of those shares.

(10)	According to the Schedule 13G, dated February 12, 2004, filed with the SEC jointly by Citigroup Global Markets Holdings Inc. (“CGM Holdings”) and Citigroup Inc. (“Citigroup”), at December 31, 2003, CGM Holdings was the beneficial owner of 29,862,534 shares of Common Stock and Citigroup was the beneficial owner of 30,254,232 shares of Common Stock, including the shares held by CGM Holdings. CGM Holdings has shared voting and dispositive power over 29,862,534 of the shares and disclaims beneficial ownership of some of the shares. Citigroup has shared voting and dispositive power over 30,254,232 of the shares and disclaims beneficial ownership of some of the shares. The shares were acquired by Citigroup Global Markets Inc., a broker/dealer, and Smith Barney Fund Management LLC, an investment adviser, subsidiaries of the reporting persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and holders of more than ten percent of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of Common Stock (Forms 3, 4 and 5). To the best of the Company’s knowledge, for fiscal 2003 all filing requirements applicable to its executive officers and directors were complied with, with the exceptions noted herein. One report was filed late on behalf of James H. Greene relating to the exercise of a stock option; and one report relating to the grant of stock options and restricted stock was filed late for each of the following officers: David Bond, David Ching, Bruce Everette, Dick Gonzales, Robert Gordon, Rojon Hasker, Larree Renda, Kenneth Shachmut, David Stern, Jerry Tidwell and Donald Wright.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years or less, depending on the class to which the Board has assigned a director not previously elected by the stockholders.

The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, the three nominees named below for election as directors. The three directors will be elected to office for a three-year term ending at the Annual Meeting in 2007. However, if you approve the proposal to eliminate the classification of the Board of Directors, as more fully described in Proposal 3 of this Proxy Statement, then the term of all directors, including those elected at the 2004 Annual Meeting, will end at the 2005 Annual Meeting of Stockholders, and all directors will be elected thereafter for one-year terms and until their successors are elected and qualified. The Board has determined that each of the current directors standing for re-election, except the Chairman of the Board and Chief Executive Officer, has no material relationship with Safeway and is independent within the meaning of Safeway’s Director Independence Standards and the listing standards of the New York Stock Exchange (“NYSE”), as currently in effect.

The shares represented by proxies, whether in the accompanying form, by telephone or through the Internet, will be voted for the election of the three nominees named below unless authority to so vote is withheld. All of the nominees have consented to being named and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, such person’s age (as of the Record Date), principal occupation, employment and business experience during the past five years, and the period during which such person has served as a Safeway director.

Our Board recommends a vote FOR the election to the Board of each of the following nominees.

2004 NOMINEES

STEVEN A. BURD, age 54, has been a member of the Board of Directors since September 7, 1993 and has served as Chairman of the Board of Directors since May 12, 1998. He has been Chief Executive Officer of the Company since April 30, 1993 and President of the Company since October 26, 1992. Mr. Burd is also a director of Kohl’s Corporation.

ROBERT I. MACDONNELL, age 66, has been a member of the Board of Directors since November 26, 1986. Mr. MacDonnell is retired from Kohlberg Kravis Roberts & Co. (“KKR”), where he was a partner from 1982 to 2002. He is also a director of Xstrata (Schweiz) AG.

WILLIAM Y. TAUSCHER, age 54, has been a member of the Board of Directors since May 12, 1998. He currently is the Managing Member of The Tauscher Group, which invests in and assists in the management of enterprises involved with home products, transportation, security and real estate. He was Chairman of the Board of Vanstar Corporation (“Vanstar”), a technology service and networking company, from 1987, and Chief Executive Officer of Vanstar from 1988, until its acquisition by Inacom Corp. in February 1999. He was President of Vanstar from September 1988 to July 1995. Mr. Tauscher is Chairman of the Board of Artisoft, a communications technology company.

CONTINUING DIRECTORS

JAMES H. GREENE, JR., age 53, has been a member of the Board of Directors since December 17, 1987. Mr. Greene is a General Partner of KKR Associates, L.P. (“KKR Associates”) and is a member of the limited liability company that serves as the general partner of KKR. Mr. Greene is also a director of Accuride Corporation, Alliance Imaging, Inc., Amphenol Corporation, Owens-Illinois, Inc., Shoppers Drug Mart Corporation and Zhone Technologies, Inc.

PAUL HAZEN, age 62, has been a member of the Board of Directors since July 18, 1990. Mr. Hazen currently is, and has been since January 2001, Chairman of Accel-KKR and senior advisor to KKR. Mr. Hazen retired from Wells Fargo & Co. in April 2001 after serving as Chairman since November 1998. He was Chairman and Chief Executive Officer of Wells Fargo & Co. (bank holding company and national banking association) from January 1995 to November 1998. Mr. Hazen is also a director of E.piphany, Inc., Xstrata (Schweiz) AG, Willis Group Holdings Ltd., KSL Recreation Corp., and is a director and Deputy Chairman of Vodafone PLC.

HECTOR LEY LOPEZ, age 56, has been a member of the Board of Directors since May 9, 2000. He is the General Director of Casa Ley, S.A. de C.V. (“Casa Ley”). Casa Ley operates 109 food and general merchandise stores in western Mexico. Safeway has a 49% ownership interest in Casa Ley.

PETER A. MAGOWAN, age 61, has been a member of the Board of Directors since November 26, 1986. He served as Chairman of the Board of Directors from November 26, 1986 to May 12, 1998. Mr. Magowan has been Managing General Partner and President of the San Francisco Giants since 1993. Mr. Magowan is also a director of Caterpillar, Inc., DaimlerChrysler AG and Spring Group PLC.

GEORGE R. ROBERTS, age 60, has been a member of the Board of Directors since July 23, 1986. Mr. Roberts is a Founding Partner of KKR and KKR Associates. He is a managing member of the limited liability company that serves as the general partner of KKR and a director of Accel-KKR. Mr. Roberts also is a director of Borden Chemical, Inc., DPL, Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc. and PRIMEDIA Inc.

REBECCA A. STIRN, age 51, has been a member of the Board of Directors since May 11, 1999 and is currently a business consultant. She was Vice President, Sales and Marketing, North America, of Collagen Aesthetics, Inc. (formerly Collagen Corporation) (“Collagen”), which developed, manufactured and sold biotechnology products, from January 1998 until the sale of Collagen in September 1999, and was Vice President, Global Marketing Strategy, of Collagen from January 1996 to January 1998.

Mr. MacDonnell and Mr. Roberts are brothers-in-law.

Messrs. Magowan and Roberts and Ms. Stirn are in the class of directors whose term will expire in 2005 and Messrs. Greene, Hazen and Ley Lopez are in the class of directors whose term will expire in 2006, unless the stockholders approve the proposal to eliminate the classification of the Board, in which event the terms of all directors will end at the 2005 Annual Meeting.

Executive Compensation

Summary Compensation Table.  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2003, 2002 and 2001 to the Chief Executive Officer, the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2003, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2003 (the “named executive officers”).

SUMMARY COMPENSATION TABLE (dollars in thousands)

		Annual Compensation					Long-Term Compensation Awards			All Other Compensation($)
Name and Principal Position	Year	Salary($)	Bonus ($)(a)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)

Steven A. Burd	2003	1,000	(b	)	—		—		—	—
Chairman, President	2002	1,000	258		—		—		—	—
and CEO	2001	1,000	1,150		59	(c)	—		—	—

Bruce L. Everette	2003	530	94	(d)	—		1,846	(e)	150,000	—
Executive Vice	2002	517	134		—		—		—	—
President	2001	420	464		—		—		50,000	—

Larree M. Renda	2003	549	98	(d)	—		1,846	(e)	150,000	—
Executive Vice	2002	535	139		—		—		—	—
President	2001	517	400		—		—		—	—

Rojon D. Hasker	2003	354	61	(d)	—		923	(f)	175,000	—
Senior Vice	2002	257	249		—		—		—	—
President	2001	238	191		—		—		—	—

Donald P. Wright	2003	351	63	(d)	—		—		14,120	—
Senior Vice	2002	344	101		—		—		—	—
President	2001	336	165		—		—		—	—

Vasant M. Prabhu	2003	556	69	(d)	—		—		—	556	(h)
Former Executive Vice	2002	535	638	(g)	—		—		—	—
President and CFO(g)	2001	517	400		—		—		200,000	—

(a)	Represents cash and stock bonuses earned by the named individual during the fiscal year indicated. None of the named executive officers received operating bonuses in 2003.
(b)	Mr. Burd was entitled to a capital performance bonus of $181,000 based on the results achieved under the Company’s Capital Bonus Plan. Mr. Burd, however, has chosen to forgo receipt of that bonus.
(c)	Represents amounts for Mr. Burd’s personal use of the corporate jet. The amounts recorded for Mr. Burd’s use of the corporate jet in 2002 and 2003 were below the disclosure threshold.
(d)	Represents a capital performance bonus based on the results achieved under the Company’s Capital Bonus Plan.
(e)	Represents the grant of 96,395 shares of restricted stock. The restrictions lapse in annual increments of 25% commencing one year after the date of grant if the individual remains employed by the Company as of the applicable lapse date.
(f)	Represents the grant of 48,198 shares of restricted stock. The restrictions lapse in annual increments of 25% commencing one year after the date of grant if the individual remains employed by the Company as of the applicable lapse date.
(g)	Mr. Prabhu resigned as Executive Vice President and CFO, effective December 31, 2003. Represents a retention bonus of $500,000 paid in 2002 for services rendered in 2002 and 2001 pursuant to Mr. Prabhu’s employment agreement, and a capital performance bonus of $138,000.
(h)	Represents the amount of Mr. Prabhu’s annual base salary at the time of his resignation to be paid to Mr. Prabhu pursuant to the terms of his Separation Agreement.

Employment Agreement.    Mr. Prabhu was a party to an employment agreement with the Company that terminated effective December 31, 2003. Under the agreement, the Company paid Mr. Prabhu a base salary of $500,000, subject to annual adjustment, and an annual target bonus of 125% of base salary. In addition, Mr. Prabhu received a signing bonus of $325,000 and a relocation allowance of $25,000 and was eligible to receive retention bonuses equal to $250,000 for services rendered during each of 2000, 2001, 2002 and 2003, provided that Mr. Prabhu remained employed by the Company as of December 30 of the applicable year. Pursuant to the agreement, the Company granted Mr. Prabhu an option to purchase 600,000 shares of Common Stock at an exercise price of $48.375 per share, which option was scheduled to vest ratably over a five year period. The Company also granted Mr. Prabhu an option to purchase an additional 200,000 shares of Common Stock, effective December 2001. In addition, the Company awarded Mr. Prabhu 41,344 shares of restricted stock which vested 25% on December 31, 2000, 25% on January 1, 2001 and 50% on January 1, 2002. Mr. Prabhu received a $1,000,000 interest-free mortgage loan payable 20% on September 1, 2001, 40% on April 30, 2003 and 40% on September 1, 2004. The final payment was accelerated to March 31, 2004 as a result of Mr. Prabhu’s resignation.

Separation Agreement.    Mr. Prabhu resigned, effective December 31, 2003, as Executive Vice President, Chief Financial Officer and President of E-Commerce Businesses of the Company. He entered into a Separation Agreement with the Company, pursuant to which he will receive a lump sum payment equal to $556,000, his annual base salary at the time of his resignation. He was paid one-half of the payment on January 1, 2004 and will receive the other one-half on July 1, 2004. He also received a retention bonus payment of $250,000 due to him under his now terminated employment agreement with the Company. He received a bonus payment in the amount of $69,000 under the Company’s Capital Bonus Plan for services rendered in 2003. Mr. Prabhu has until March 31, 2004 to exercise any stock options that were vested at the time of his resignation.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Greene, Hazen and MacDonnell and Ms. Stirn served as members, and Mr. Tauscher served as Chair, of the Executive Compensation Committee of the Company’s Board of Directors during fiscal 2003. Ms. Stirn served as Chair and Mr. Tauscher served as a member of the Section 162(m) Subcommittee during fiscal 2003.

The SEC requires disclosure of certain relationships with the Company that involve the members of the Executive Compensation Committee. The Company engages in various transactions with entities in which certain of its directors have an interest. For the most part, and except as disclosed otherwise, such transactions and relationships are not material to the individual or to Safeway. The transactions are not significant enough to result in those directors not being considered “independent” within the meaning of the Company’s narrowly prescribed Director Independence Standards or the NYSE’s director independence standards. Thus, each member of the Executive Compensation Committee and the Section 162(m) Subcommittee has been affirmatively determined by the Board to be independent under each of these standards.

Several of the transactions described below involve various affiliates of Kohlberg, Kravis, Roberts & Co. (“KKR”). As reported in this proxy statement, two of the Company’s directors are executives of KKR, one director is a retired executive of KKR, and one director is a senior advisor to KKR. All of the transactions described below involving KKR affiliates are ordinary course transactions for Safeway. None of the directors participates in the day-to-day operations of these businesses, and each has only a small indirect ownership interest. For the past three years, neither KKR nor any of its affiliated partnerships or companies has owned any shares of Safeway stock. The number of transactions and the amounts involved are insignificant to Safeway, the KKR affiliates and to the directors involved.

Safeway has a strategic alliance with, a 50% voting interest and a 54% equity interest in, GroceryWorks Holdings, Inc. (“GroceryWorks”), a company that serves as Safeway’s exclusive on-line grocery channel. Accel-KKR Company, LLC owns approximately 2.5% of the equity of GroceryWorks. Mr. Hazen is Chairman of

Accel-KKR, and is senior adviser to KKR. Mr. Roberts also is a director of Accel-KKR. Messrs. Greene, MacDonnell and Roberts have indirect equity interests in Accel-KKR through indirect interests in the managing member of Accel-KKR and indirect investments in Accel-KKR. In the aggregate, their interests represent approximately 2% of the equity of Accel-KKR, that is, less than 2% of Accel-KKR’s 2.5% interest in GroceryWorks.

Pacific Realty Associates, L.P. (“PacTrust”) is a limited partnership, the sole general partner of which is a corporation owned by approximately 45 individuals, including Messrs. Roberts, Greene and MacDonnell. Through their ownership interest in the corporate general partner, the collective ownership interest of Messrs. Roberts, Greene and MacDonnell in PacTrust is approximately 4.9%. None of these directors is involved in the day-to-day management of PacTrust or in the negotiations related to the purchase of Safeway non-operating properties or negotiations of Safeway lease or other payments. Messrs. Roberts and MacDonnell hold two of four director positions of the corporate general partner, but do not hold an officer position. PacTrust had gross revenues in 2003 of approximately $111 million.

In 2003, Safeway did not sell any non-operating properties to PacTrust. The settlement of monies due to and from PacTrust related to prior sales resulted in a net payment of $1,047 from PacTrust to Safeway in 2003.

PacTrust is the landlord of a Safeway store and gas station in Woodburn, Oregon, which opened in September 2002. During fiscal year 2003, Safeway paid PacTrust $365,000 in ground rent and contributed $43,672 for site improvements with respect to the ground lease.

PacTrust, together with an entity controlled by PacTrust, owns an 80% general partnership interest in Sparks Center Associates, which owns a shopping center in Sparks, Nevada where Safeway owns and operates a grocery store. During fiscal year 2003, Safeway paid approximately $19,051 in common area operating expenses to Sparks Center Associates with respect to that store.

PacTrust controls another entity which owns an 80% general partnership interest in Carmel Valley Partners, which leases a grocery store to Safeway in Carmel, California. Safeway has operated a grocery store at this location since 1968. During fiscal year 2003, Safeway paid Carmel Valley Partners $63,448 in rent under the lease for that store and approximately $38,400 in common area operating expenses.

Safeway believes that the amounts paid with respect to the foregoing leases were at least as favorable as the rates that could have been obtained from other unrelated third parties and were not material to Safeway, PacTrust or the directors.

In May 2000, the Company entered into a three-year service agreement, as amended in April 2002, with Willis of Arizona, Inc. (“Willis Arizona”), a subsidiary of a public company, and one of the world’s leading insurance brokerage firms. Willis Arizona was previously controlled by an affiliate of KKR, and Messrs. Roberts, Greene and MacDonnell are shareholders of that KKR affiliate. Mr. Hazen is on the board of directors of Willis Group Holdings Ltd., the parent company of Willis Arizona, of which KKR previously held a 22% ownership interest. In February 2004, KKR’s ownership interest in Willis Group Holdings Ltd. was reduced to 7.5% pursuant to a secondary offering. Willis Group Holdings Ltd. had revenues of $2.076 billion in 2003. Willis Arizona assists the Company in the design of loss control programs and performs other risk management-related services in exchange for a fee under the terms of the service agreement. During fiscal 2003, the Company paid Willis Arizona approximately $382,667 in fees pursuant to the agreement. The Company believes that the rates charged with respect to the foregoing service agreement were at least as favorable as the rates that could be obtained from other unrelated third parties.

PRIMEDIA, a targeted media company of which KKR is the controlling stockholder, made payments to Safeway during 2003 in the amount of $4,971,000 for use of advertising space. PRIMEDIA had total revenues of $1.345 billion in 2003.

In 1998, Mr. Tauscher purchased 4,467 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Mr. Tauscher delivered to the Company a full recourse promissory note in the amount of $133,070 which matures in 2008 and bears interest at 5.75% per annum. There have been no alterations or modifications to the terms of the loan since 1998. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2003 for Mr. Tauscher, and he remained indebted to the Company for such amount (plus accrued interest) as of March 25, 2004.

In 1999, Ms. Stirn purchased 3,457 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Ms. Stirn delivered to the Company a full recourse promissory note in the amount of $139,900, which matures in 2009 and bears interest at 5.5% per annum. There have been no alterations or modifications to the terms of the loan since 1999. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2003 for Ms. Stirn, and she remained indebted to the Company for such amount (plus accrued interest) as of March 25, 2004.

The following Reports of the Executive Compensation Committee and of the Section 162(m) Subcommittee, Report of the Audit Committee and the Stock Performance Graph are not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

REPORT OF THE SECTION 162(m) SUBCOMMITTEE

The Company’s policies with respect to the compensation of executive officers, including the Chief Executive Officer (“CEO”), are approved by the Executive Compensation Committee. The policies are (1) to base a significant portion of total yearly compensation of executive officers on the performance of the Company and the individual performances of the executive officers, (2) to award the Company performance-based portions of compensation only when overall Company performance reaches pre-established levels, and (3) to pay base salaries and to recommend, subject to approval by the Section 162(m) Subcommittee, stock option and other equity awards for executive officers based on a review of competitive compensation practices of various industry groups and comparable size companies, overall financial, strategic and operational Company performance and improvement in each individual executive officer’s performance. The relationship of Company performance to the compensation of executive officers, including the CEO, is as follows.

The Company undertakes an annual planning process that culminates in the adoption and approval of an operating plan for the Company. The operating plan includes a target level for Company operating performance for the following year. The specific elements of Company operating performance, as set forth in the Company’s 2001 Amended and Restated Operating Performance Bonus Plan (the “Operating Bonus Plan”) that are relevant to compensation determinations generally are: identical store sales, operating profit and working capital. Each year, an operating performance threshold based upon target level performance of one or more of the above factors is set by the Section 162(m) Subcommittee. No operating performance-based compensation is awarded to executive officers, including the CEO, unless that operating performance threshold is met. If the operating performance threshold is met, operating performance-based compensation of a specified percentage (set by the Section 162(m) Subcommittee) of the CEO’s base salary (up to a maximum bonus award of $3.0 million) is awarded to the CEO based upon the extent to which Company performance exceeds the threshold. Executive officers other than the CEO are eligible to receive operating performance-based compensation up to a specified percentage (set by the Section 162(m) Subcommittee) of each such executive officer’s base salary (up to a maximum bonus award of $1.5 million), based upon the extent to which Company performance exceeds the threshold. The amount of operating performance-based compensation awarded to such executive officers may be reduced by the Section 162(m) Subcommittee. The foregoing ranges of base salary payable to the CEO and other executive officers were established based on a review of competitive compensation levels with a view to allowing for higher than average incentive compensation to supplement lower than average base compensation. Operating performance-based compensation may, at the option of the executive, be paid in cash, in stock, or in a combination of cash and stock.

Based on actual operating results in 2003, Company performance did not exceed the threshold of operating performance and, accordingly, operating performance-based compensation was not awarded to the CEO or other executive officers.

The Senior Vice President, Supply, has an additional bonus component under the Operating Bonus Plan based generally on one or more of the following results: Supply Division operating income, plant performance, third party sales income contribution, working capital and identical store sales. If the performance target set for the Supply Division by the Section 162(m) Subcommittee is met, the Senior Vice President, Supply, is entitled to a specified percentage (set by the Section 162(m) Subcommittee) of his base salary (up to a maximum bonus award of $550,000).

In addition to operating performance-based compensation, the most senior executive officers who are responsible for making capital investment decisions, including the CEO, are eligible for capital performance-based compensation, payment of which is contingent on new capital investments of the Company achieving targeted rates of return on each new store or remodel capital investment project. Capital performance generally is measured for the first and third years following completion of a particular project. With respect to each such year, if the capital performance threshold is met, the CEO is eligible for a bonus award not to exceed 30% of his base compensation (up to a maximum bonus award of $375,000). The other eligible executive officers are entitled to a bonus award of between 15% and 30% of each of such executive officer’s base salary (up to a maximum bonus award of $300,000), based upon the extent to which capital performance exceeded the threshold. The foregoing range of percentages was established at a level intended to emphasize the importance of capital spending to the Company’s business. Based on the results of the measured projects, which in the aggregate exceeded the pre-established targeted rates of return, the CEO and certain other executive officers earned a capital performance-based bonus in 2003 with respect to measured first and third year projects. Steve Burd earned a capital performance bonus of $181,000 during 2003 but chose to forgo his bonus.

Base salaries are evaluated annually for all executive officers, including the CEO. Base salaries for executive officers, including the CEO, are based in part on overall financial, strategic and operational Company performance, individual performance and competitive salary levels. Of these factors, the most significance is accorded to overall Company performance, followed by individual performance and competitive salary levels. The determination of whether to make certain one-time payments, such as signing bonuses, and the amount of any such payments, is evaluated on a case-by-case basis. Competitive compensation practices are reviewed by position and various industry groups, and this competitive data is used to determine appropriate ranges of base salary levels and annual increases to attract and retain qualified executives. The companies surveyed for this purpose include grocery companies and non-grocery companies. The non-grocery companies were selected because they were considered to be the significant competitors with respect to executive officer positions. All grocery companies whose executive pay practices were surveyed for this purpose are included in the peer group identified in the footnote to the Stock Performance Graph set forth elsewhere in this proxy statement, except for those companies whose common stock was not publicly traded for the period covered by the Stock Performance Graph. The Company’s executive salary levels, including with respect to the CEO, generally are at the median of or lower than the executive compensation levels of the companies surveyed.

Stock option grants and other equity awards are considered periodically by the Section 162(m) Subcommittee for all executive officers, including the CEO. The Executive Compensation Committee recently modified its practice with regard to equity awards. The Section 162(m) Subcommittee will consider making smaller new hire and promotion grants in combination with annual grants based on merit. A primary consideration in granting stock options is to encourage members of management to hold significant equity ownership in the Company. The aggregated option exercise table shows stock options owned by the named executive officers. The amounts of stock options granted in any given year, including those granted to the CEO and the other executive officers, are derived based upon the same factors, and with the same relative significance, as are set forth in the preceding paragraph with respect to establishment of base salary levels. Less weight is accorded to competitive compensation levels, however, because of the difficulty in making a meaningful comparison with respect to stock options. All stock option grants to executive officers, including the CEO, generally will be made by the Section 162(m) Subcommittee. The Section 162(m) Subcommittee also will consider granting restricted stock awards in order to provide additional longer-term incentives. During 2003, the Section 162(m) Subcommittee made a grant of restricted stock to each of eight executive officers.

The Executive Compensation Committee and the Section 162(m) Subcommittee believe that the executive compensation policies and programs described above serve the interests of all stockholders and the Company and substantially link compensation of the Company’s executive officers with the Company’s performance.

During 1993, the Internal Revenue Code of 1986, as amended (the “Code”), was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (defined as the CEO and the Company’s other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation otherwise deductible exceeds $1 million in such taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes “qualified performance-based compensation” is excludable in applying the $1 million limit. It is the Company’s policy to qualify all compensation paid to its top executives, in a manner consistent with the Company’s compensation policies, for deductibility under the 1993 law in order to maximize the Company’s income tax deductions. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in the best interests of the Company for such compensation to be paid.

Executive Compensation Committee:	Section 162(m) Subcommittee:

William Y. Tauscher, Chair	Rebecca A. Stirn, Chair
James H. Greene, Jr.	William Tauscher
Paul Hazen
Robert I. MacDonnell
Rebecca A. Stirn

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The members of the Committee are Paul Hazen, Chair; Robert I. MacDonnell, Rebecca A. Stirn and William Y. Tauscher. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also has considered whether the provision of non-audit services is compatible with maintaining the principal auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, for filing with the Securities and Exchange Commission.

Audit Committee:

Paul Hazen, Chair

Robert I MacDonnell

Rebecca A. Stirn

William Y. Tauscher

INDEPENDENT AUDITORS’ FEES AND SERVICES

The following table summarizes the aggregate fees billed to Safeway by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for fiscal years 2003 and 2002.

	2003	2002
Audit Fees[1]	$2,809,000	$2,228,000
Audit-Related Fees[2]	1,125,000	301,000
Tax Fees[3]	2,216,000	2,113,000
All Other Fees[4]	—	2,905,000

[1]	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements, and audit services in connection with statutory or regulatory filings, consents and other SEC matters.
[2]	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2003 and 2002, this category consisted primarily of services related to business acquisitions and divestitures, accounting consultations and employee benefit plan audits.
[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $987,000 and $1,282,000 in 2003 and 2002, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advice services totaled $1,229,000 and $831,000 in 2003 and 2002, respectively. Tax planning and advice services included assistance with matters related to the Company’s proposed disposition of Dominick’s and other matters.
[4]	All Other Fees consist of fees for products and services other than those reported above. In fiscal 2002, All Other Fees consisted of information technology services relating to design and implementation of new financial systems.

Pre-Approval Process and Policy

The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its June 20, 2003 meeting, as amended on October 15, 2003. This policy describes the permitted audit, audit-related, tax and other services that the independent auditor may perform. The policy also requires that each year a description of the services expected to be performed by the independent auditor during the following fiscal year in each of the specified categories be presented to the Audit Committee for pre-approval. Any pre-approval is detailed as to the particular service or category of services and generally is subject to a budget.

Any requests for audit, audit-related, tax and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to each member of the Audit Committee. That member must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Periodically, the Audit Committee reviews the status of services and fees incurred year-to-date against the original pre-approved services and fee levels and the forecast of remaining services and fees for the fiscal year. Any proposed services exceeding the pre-approved fee levels will require separate pre-approval by the Audit Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from December 31, 1998 to December 31, 2003 to that of the S&P 500 and a group of peer companies* in the retail grocery industry. The stock price performance shown below is not necessarily indicative of future performance.

* The peer group consists of Albertson’s Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Co. and Winn-Dixie Stores, Inc.

OPTION GRANTS IN 2003 FISCAL YEAR

The following table provides information on option grants in fiscal 2003 by the Company to the named executive officers.

	Number of Securities Underlying Options Granted(1)	Percentage of total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name					5%	10%
Steven A. Burd	0

Bruce L. Everette	150,000	3.53%	20.15	12/12/09	$1,028,481	$2,333,442

Rojon D. Hasker	100,000	2.35%	24.33	01/03/13	$1,530,630	$3,879,223
	75,000	1.76%	20.15	12/12/09	$514,240	$1,166,720

Larree M. Renda	150,000	3.53%	20.15	12/12/09	$1,028,481	$2,333,442

Donald P. Wright	14,120	0.33%	20.15	12/12/09	$96,814	$219,655

Vasant M. Prabhu(3)	0

(1)	All options granted in fiscal 2003 are exercisable in annual increments of 20% beginning on the first anniversary of the grant date.
(2)	In fiscal 2003, Safeway granted options to employees to purchase approximately 4,254,220 shares.
(3)	Mr. Prabhu resigned as Executive Vice President and Chief Financial Officer effective December 31, 2003.

AGGREGATED OPTION EXERCISES DURING 2003 FISCAL YEAR

AND 2003 FISCAL YEAR-END OPTION VALUES

The following table provides information concerning stock option exercises during fiscal 2003 by each of the named executive officers and the value of such officer’s unexercised options at the end of fiscal 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(a)	Number of Securities Underlying Unexercised Options at 2003 Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at 2003 Year-End(b) Exercisable/ Unexercisable
Steven A. Burd	850,000	$13,041,080	5,467,292 / 1,100,000	$60,096,657 / $0
Bruce L. Everette	0	$0	571,000 / 215,000	$5,265,136 / $276,000
Rojon D. Hasker	0	$0	110,030 / 256,870	$0 / $138,000
Larree M. Renda	0	$0	430,000 / 220,000	$3,898,499 / $276,000
Donald P. Wright	0	$0	341,300 / 69,120	$5,284,981 / $25,981
Vasant M. Prabhu(c)	0	$0	440,000 / 0	$0 / $0

(a)	Value realized is (i) the fair market value of the stock at the date of exercise less the exercise price of the options exercised multiplied by (ii) the number of shares represented by such options.
(b)	Potential unrealized value is (i) the fair market value at fiscal 2003 year-end ($21.99 per share) less the exercise price of “in-the-money” unexercised options multiplied by (ii) the number of shares represented by such options.
(c)	Mr. Prabhu resigned as Executive Vice President and Chief Financial Officer effective December 31, 2003.

Pension Plans

Pension benefits are provided to the executive officers of the Company under the Employee Retirement Plan, a qualified defined benefit pension plan, and the Retirement Restoration Plan (collectively, the “Retirement Plans”). The Retirement Restoration Plan became effective on January 1, 1994. It provides benefits to certain employees, including the individuals named in the Summary Compensation Table, that cannot be paid under the qualified Employee Retirement Plan due to Internal Revenue Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid. The Retirement Restoration Plan also recognizes any compensation deferred under the Company’s Deferred Compensation Plans for purposes of determining such benefits.

Effective July 1, 1999, the Employee Retirement Plan was amended to provide benefits primarily under a cash balance formula. Benefits accrued prior to the change were converted to an opening cash balance as of July 1, 1999 equal to the present value of accrued benefits on June 30, 1999. Future benefits under the cash balance formula are accrued by the addition of compensation-based credits and interest credits to each participant’s cash balance until retirement. Interest credits are based on the annual rate of return on 30-year treasury securities.

The normal retirement age is age 65 in the Retirement Plans, with reduced early retirement benefits available at any time following termination of employment. The normal retirement benefit is determined as a life annuity that is actuarially equivalent (based on the annual rate of return on 30-year treasury securities and mortality assumptions specified in the Employee Retirement Plan) to the cash balance at retirement. Active participants as of June 30, 1999 are also eligible for a minimum benefit based on the benefit formulas under the Retirement Plans in effect prior to July 1, 1999, under which benefits continue to accrue for a period of seven years from the date of the change.

For the purposes of the Retirement Plans, compensation-based credits are determined as a percent of compensation which includes pay earned from full-time employment, contingent pay and pay for part-time employment, but excludes stock options and any special pay made solely in the discretion of the employer. The percentage applied to each year’s compensation increases with years of participation in the Retirement Plans (from 6% upon commencement of participation to a maximum of 13% after completing 25 years of participation). Compensation under the cash balance formula for the individuals named in the Summary Compensation Table generally corresponds with the aggregate of the earned salary, plus bonuses and long-term compensation for each such person.

The following table illustrates estimated total annual retirement benefits under the Retirement Plans for each of the named executive officers payable as a single life annuity. These estimated benefits are based on an assumed interest credit percentage of 7% and no future increases in compensation under the Retirement Plans.

Name	Year Reaching Age 65	Estimated Annual Retirement Benefit
S. A. Burd	2014	$597,732
L. M. Renda	2023	694,501
B. L. Everette	2016	486,219
R. D. Hasker	2021	335,650
D. P. Wright	2018	251,829
V. M. Prabhu	2024	N/A

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 3, 2004 about equity awards under the Company’s stock option plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders[1]	35,802,523[2]	$31.6139[2]	16,281,975
Equity compensation plans not approved by security holders[3]	-0-	n/a	2,000,000

Total	35,802,523	$31.6139	18,281,975

1	The 1999 Amended and Restated Equity Participation Plan. Includes shares issuable under the 1999 Equity Plan pursuant to awards of stock options made under the prior plans maintained by Safeway, which were consolidated into the 1999 Equity Plan upon approval by the stockholders.
2	Excludes 105,830 outstanding options with a weighted average exercise price per share of $33.06, acquired under the 1996 Equity Participation Plan of Dominick’s Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick’s Supermarkets, Inc.; 242,357 options with a weighted average exercise price per share of $16.46, acquired under the Randall’s Food Markets, Inc. Stock Option Plan and Restricted Stock Plan and the Amended and Restated 1997 Stock Purchase and Option Plan for Key Employees for Randall’s Food Markets, Inc.; and 862,153 options with a weighted average exercise price per share of $8.76, acquired under The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan.
3	The 2002 Equity Incentive Plan of Safeway Inc. (the “2002 Equity Plan”). Safeway adopted the 2002 Equity Plan on July 30, 2002. The 2002 Equity Plan authorizes the issuance of two million shares of Common Stock through awards of nonqualified stock options, restricted stock, dividend equivalents, deferred stock, stock payments, and stock appreciation rights. The 2002 Equity Plan is administered by the Executive Compensation Committee. Awards under the 2002 Equity Plan may be granted to individuals who are executive officers, employees or consultants of the Company (or any current or future subsidiaries) selected by the Committee for participation in the 2002 Equity Plan. The 2002 Equity Plan provides that awards covering no more than two million shares may be granted to any executive officer of the Company in any fiscal year or to any employee (other than an executive officer) in the year of his or her hiring, of which awards covering not more than 800,000 shares may be granted to any employee (other than an executive officer) in any subsequent year, and of which awards covering not more than 1,600,000 shares may be granted to consultants in any year. The exercise prices of options granted to employees and consultants are fixed by the Committee, but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The 2002 Equity Plan provides that no more than 100,000 shares of Common Stock may be granted or issued as restricted stock, stock payments or deferred stock, or pursuant to awards having an exercise price or purchase price of less than 100% of fair market value on the date of grant or issuance. The shares of Common Stock authorized for issuance under the 2002 Equity Plan, limits on awards, and outstanding awards under the 2002 Equity Plan, are subject to adjustment upon changes in capitalization, corporate transactions and other circumstances.

PROPOSAL 2

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected, and the Board of Directors has ratified, the firm of Deloitte & Touche LLP, which has served as independent auditors of the Company since 1987, to serve as the Company’s independent auditor for the 52-week fiscal year ending January 1, 2005. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP. See “Report of the Audit Committee” in this Proxy Statement for further information regarding the Company’s independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 3

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

Article V of the Company’s Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of director vacancies. The Board of Directors has determined that the Restated Certificate of Incorporation should be amended to repeal these provisions of Article V and has unanimously adopted a resolution approving the amendment, declaring its advisability and recommending such amendment to our stockholders.

If the proposed amendment is approved by our stockholders, the classified Board will be eliminated, the current term of office of each director will end at the 2005 Annual Meeting of Stockholders, and directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Stockholders.

A classified board of directors can make it more difficult for stockholders to change a majority of directors even where a majority of the stockholders are dissatisfied with the performance of incumbent directors. Many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies.

The Board of Directors examined the arguments for and against continuation of the classified Board, in light of the size and financial strength of the Company, listened to the views of a number of its stockholders, and determined that the classified Board should be eliminated. The Board believes that all directors should be equally accountable at all times for the Company’s performance and that the will of the majority of stockholders should not be impeded by a classified board.

The proposed amendment will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board’s membership and our policies and long-term strategic planning should not be affected.

The text of the proposed amendment to the Restated Certificate of Incorporation is attached as Appendix B to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND THE RELATED AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 4

PROPOSAL TO APPROVE A STOCK OPTION EXCHANGE PROGRAM

FOR EMPLOYEES (EXCLUDING EXECUTIVE OFFICERS)

PROVIDING FOR THE EXCHANGE OF OPTIONS PREVIOUSLY GRANTED

UNDER THE 1999 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN

OF SAFEWAY INC.

The Board of Directors has determined that it would be in the best interests of the Company and its stockholders to authorize a stock option exchange program (the “Option Exchange”) for key employees, excluding our directors and executive officers, to exchange options previously granted under Safeway’s 1999 Amended and Restated Equity Participation Plan (the “Plan”). Under the Option Exchange, eligible employees will be offered the opportunity to surrender their stock options that have an exercise price greater than $35.00 for a lesser number of new options to be issued at least six months and one day following the date the surrendered options are cancelled. The Company has never previously undertaken an option exchange nor requested stockholder approval to undertake one. Our directors and executive officers will not be eligible to participate in the Option Exchange and do not stand to benefit from it other than in their capacity as stockholders.

Background

Since the early 1990’s Safeway has relied on stock options in a broad-based way as a critical component of our employees’ compensation. We feel strongly that it has helped us drive the business and lower cost during the turnaround years and into the late 1990s. Stock options are intended to encourage our employees to act as owners, which helps align their interests with those of our stockholders. An additional objective of our Plan is to motivate and reward personnel whose long-term employment is considered essential to Safeway’s continued progress and to encourage them to remain in the employment of Safeway. However, the recent general market environment has had a negative impact on our program’s ability to meet these objectives.

Safeway’s stock price experienced a steep increase from 1993 through 1998. Safeway’s stock price performance substantially outpaced the performance of peer grocery retailers and major market indices. However, since early 2001, the Company’s stock price has declined substantially. Sustained adverse economic conditions have had a negative effect on the entire retail sector, including the markets in which we operate. In addition, the equity markets underwent a correction in 2001—2002 with the S&P 500 and the Dow Jones Industrial Average declining 33% and 23%, respectively. As a result of these factors, approximately 55% of our stock options (excluding options granted to our directors and the executive officers of the Company) had exercise prices in excess of $35.00 per share as of March 25, 2004.

As a result of this overall market decline, a major component of our total compensation has been significantly weakened. Many employees perceive that their options are of very limited or no value, which means that a substantial portion of our stock options no longer are effective as incentives to motivate and retain employees. In addition, although these stock options are not likely to be exercised as long as Safeway’s stock price is lower than the applicable exercise price, they will remain on Safeway’s books with the potential to dilute stockholders’ interests for up to ten years from the grant date unless they are cancelled.

As a company, we have had to take aggressive steps to reduce expenses. These steps have included reducing our workforce and reducing discretionary spending. The Option Exchange will enable the Company to provide key employees other than directors and executive officers with new option grants that are intended to motivate them to continue employment with the Company and to improve Company performance while reducing the total number of shares outstanding and replenishing the existing share reserve of the Plan. Employees that choose to exchange their options will receive new options of equivalent value. For example, at a new grant price of $22.00 per share, if all eligible employees surrender all eligible options, approximately 13.5 million options would be surrendered in exchange for approximately 6.5 million newly granted options. Although surrendered options may already be vested, the new options will vest in five equal annual increments, thus providing an incentive for employees to continue employment with the Company and to contribute to improved performance and an increased share price.

Details of the Option Exchange

Implementation of the Stock Option Exchange

The Board of Directors authorized the Option Exchange in December 2003, subject to stockholder approval, upon the recommendation of its Executive Compensation Committee. If stockholders approve this proposal, eligible employees will be offered the opportunity to participate in the Option Exchange under an Offer of Exchange to be filed with the SEC and distributed to all eligible employees. Eligible employees will be given an opportunity during an election period to accept the offer of the new options in exchange for tendering for cancellation some or all of their eligible existing options. The employee will select the eligible options to be tendered for cancellation. If an employee accepts the offer with respect to an eligible option grant, the employee must elect to tender for cancellation all the outstanding shares in that option grant. Options tendered for cancellation under the Option Exchange will be cancelled on the last day of the election period. The new options will be granted on a date that is at least six months and one day after the cancellation of the tendered options. We expect to commence the offer in the third quarter of 2004 [and to grant the new options before the end of 2005]. We may, however, determine not to proceed with or to delay the Option Exchange, even if it is approved by stockholders.

Eligibility – Employees Other Than Executive Officers

The Option Exchange is open to all of our employees and the employees of our participating subsidiaries. Our executive officers are not, however, eligible to participate in the Option Exchange. The Option Exchange is also not available to our directors or any former employees. Furthermore, the Board of Directors will have the right in its sole discretion to exclude certain employees from participating in the Option Exchange if it is not practicable to enable employees residing in a non-U.S. jurisdiction to participate in the Option Exchange.

As of March 25, 2004, there were approximately 9,000 employees who would be eligible to participate in the Option Exchange. Participation in the Option Exchange by eligible employees will be voluntary. An employee who elects to participate in the Option Exchange must be employed by the Company on the grant date of the new option in order to receive the new option.

All options granted under the Company’s 1999 Amended and Restated Equity Incentive Plan with exercise prices greater than $35.00 are eligible for the Option Exchange. As of March 25, 2004, [13,499,381] options were eligible to be exchanged. Options with exercise prices of $35.00 or less will not be eligible for exchange in the Option Exchange.

Exchange Calculation

For eligible options tendered by an eligible employee in the Option Exchange, we will grant new options with an estimated value equivalent to the value of the tendered options (a “value-for-value” exchange). In determining the number of new options to grant, we will use the Black-Scholes option valuation methodology as prescribed by the Financial Accounting Standards Board (“FASB”) for financial footnote reporting purposes.

Because the options eligible for the Option Exchange have an exercise price significantly above the currently traded price of Company shares, the number of new options required is expected to be significantly less than the options tendered.

At the time of the Option Exchange, a Black-Scholes value calculation will be performed for each tendered option and a total grant value will be derived (Black-Scholes value per share multiplied by the number of outstanding shares eligible for exchange = Grant Value). Also, at the time of the Option Exchange, a per Option Value for each new option to be granted will be estimated by completing a Black-Scholes value calculation on a new Option as if it were to be issued at the then current fair market value on the Option Exchange date. The Grant Value of the exchanged options will be divided by the new Option Value to determine the number of new options that will be issued on the new grant date. The intent is to replicate the estimated value in the previous grant by issuing a smaller number of options at the current price.

In consideration of the existing accounting rules for stock options, the Company plans to grant the new options on a date that is at least six months and one day after the cancellation of the tendered options. This ensures that the new options will not give rise to an expense to earnings. The FASB is currently formulating new rules for stock option accounting that would have the effect of eliminating the need to grant new options at least six months and one day after the cancellation of the tendered options. If the new FASB rules are approved, under an option exchange initiated as early as the beginning of 2005, the new options could be granted immediately following cancellation of the tendered options without increasing the expense to earnings from the new grants. If prior to the initiation of the Option Exchange, intended for third quarter 2004, the Company believes that the new accounting rules will become effective for 2005, we reserve the right to defer the Option Exchange until 2005 and to structure the Option Exchange under the new accounting rules.

Election to Participate

Under the Option Exchange, our eligible employees may make an election to cancel some or all of their eligible existing stock options and exchange them for new stock options. These new options will be issued on a date determined by the Board that is at least six months and one day after the cancellation of the old options. Participation in the program is voluntary.

Exercise Price of New Options

All new options will be granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant of such new options, which will be on a date at least six months and one day after the cancellation of the old options.

Vesting and Term of New Options

All new options granted in exchange for old options will vest in five annual increments beginning on the first anniversary of their date of grant. Any prior vesting of old options will be disregarded and no vesting credit will be given during the cancellation period. Each new option granted in exchange for old options will have a term of six years from the date of grant. The options that are cancelled may be added back to the shares available for issuance under the Plan and may be optioned, granted or awarded under the terms of the Plan.

Accounting Treatment

We have structured the program to comply with Financial Standards Accounting Board guidelines so that the Company will receive the same accounting treatment for the new options as it does for its current options. In other words, the Company will not take an accounting compensation charge against earnings at the time the options are granted.

U.S. Federal Income Tax Consequences

The exchange of options should be treated as a non-taxable exchange and Safeway and our employees should recognize no income for U.S. federal income tax purposes upon the cancellation of the old options and the grant of the new options. All new options granted under the Option Exchange Program will be non-qualified stock options for U.S. federal income tax purposes.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the Option Exchange will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC will require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange to comply with SEC comments. In addition, it is currently our intention to make the Option Exchange available to our employees who are located in Canada, where permitted and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in Canada to comply with local requirements, or for tax or accounting reasons.

Benefits of the Option Exchange to Employees

Because the decision whether to participate in the Option Exchange is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of replacement options that we may grant. As noted above, however, our Board of Directors and executive officers of the Company are not eligible to participate in the Option Exchange.

Effect on Stockholders

We are not able to predict the impact the Option Exchange will have on your rights as a stockholder because we are unable to predict how many option holders will exchange their options or what the future market price of Safeway’s stock will be at the time of the new grant. The program was designed to favor stockholders and to avoid the dilution in ownership that normally results from supplemental grants of new stock options.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTOR

AS CHAIRMAN OF THE BOARD

Sun Yung Kim, 10104 E Cedar Waxwing Drive, Sun Lakes, Arizona 85248, who is the owner of 200 shares of the Company’s Common Stock, and the Trowel Trades S&P Index Fund, which owns 13,607 shares of Common Stock, have jointly submitted the following resolution:

RESOLVED:  The shareholders of the (sic) Safeway Inc. (“Company”) urge the Board of Directors to amend the Company’s bylaws to require that an independent director as defined by the rules of the New York Stock Exchange (“NYSE”) who has not served as an officer of the Company be its Chairman of the Board of Directors.

Supporting Statement

The recent wave of corporate scandals at such companies as Enron, Worldcom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have proposed new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, Worldcom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer. Obviously, no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer of the company.

We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public’s perception of it by having an independent director serve as its Chairman who is not a former CEO.

Although this change would be dramatic, it would hardly be radical. In the United Kingdom it is common to separate the offices of the Chairman and CEO. In 1996, a blue ribbon commission on Director Professionalism of the National Association of Corporate Directors recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises.”

I urge you to vote “FOR” this Resolution.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that the Company currently is well served by having one person serve as Chairman of the Board and Chief Executive Officer. It is the view of the Board of Directors that it should have the flexibility to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company.

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of Chairman and Chief Executive Officer be separated. Seven of the nine directors of the Company are independent and meet at least twice a year in executive session without the Chairman and CEO present. Every member of each standing Board committee is independent.

The Board also believes that combining the offices of CEO and Chairman contributes to a more efficient and effective Board. The CEO bears primary responsibility for managing the Company’s business day to day. As such, the CEO acts as the link between the Board and the operating company and provides critical leadership in achieving the Company’s strategic objectives.

All of the directors, including Mr. Burd, are bound by the fiduciary obligations imposed by federal and state law. Separating the offices of Chairman and Chief Executive Officer does not enable any director to fulfill his or her fiduciary duties any more or less than any other director. Despite serving as both CEO and Chairman of the Board, Mr. Burd has no greater or lesser vote on matters considered by the Board than does any other director. The Company’s practice of having one individual perform both roles is consistent with the widespread practice of major companies and with current United States law, including the Sarbanes-Oxley Act of 2002 and the rules of the NYSE.

If, in the future, the Board determines that the two offices should be separated, it can do so, but so long as it believes that the current arrangement is in the best interests of the Company, the Company’s Board of Directors should not be constrained by a bylaw requiring that the two positions be separate.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will so voted unless you specify otherwise.

PROPOSAL 6

STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

Mrs. Evelyn Y. Davis, 2600 Virginia Ave., N.W. #215, Washington, D.C. 20037, who is the owner of 800 shares of Common Stock, has given notice that she intends to present for action at the Annual Meeting the following resolution:

RESOLVED:  That the stockholders of Safeway, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

Supporting Statement

REASONS:  Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. In 2001, the owners of 116,625,878 shares, representing approximately 31% of the shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Company’s present system for election of directors, which is like that of many major publicly traded corporations, allows all stockholders to vote on the basis of their share ownership. This procedure ensures that each director is elected by stockholders representing a majority of all shares voted. The Board of Directors believes that this method is the fairest and the most likely to produce a Board which will effectively represent the interests of all of the Company’s stockholders.

In contrast, cumulative voting could promote special interest representation on the Board and would permit stockholders representing less than a majority of all shares to elect a director. Most companies have eliminated cumulative voting, and most states that once mandated cumulative voting in corporate elections have repealed that requirement.

This proposal was rejected by the Company’s stockholders at each of the five annual meetings at which it has been presented. The proponent of this proposal has offered no evidence that cumulative voting would produce a more qualified or effective Board of Directors for Safeway. Accordingly, the Board believes that the present method of voting best promotes the election of directors who will represent the interests of the stockholders as a whole.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 7

STOCKHOLDER PROPOSAL REGARDING REPORT ON IMPACT OF

GENETICALLY ENGINEERED FOOD

The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793, who are the owners of 150 shares of Common Stock, and the General Board of Pension & Health Benefits of The United Methodist Church, which is the owner of 65,401 shares of Common Stock, have given notice that they jointly intend to present for action at the Annual Meeting the following resolution:

RESOLVED:  Shareholders request that our Board review the Company’s policies for food products manufactured or sold by the Company under the Company’s brand names or private labels containing genetically engineered (GE) ingredients and report to shareholders within six months of the annual meeting. This report, developed at reasonable cost and omitting proprietary information, will identify

•	the scope of the Company’s food products manufactured/sold by the company under the Company’s brand names or private labels, derived from or containing GE ingredients;

•	outline a contingency plan for sourcing non-GE ingredients should circumstances so require.

We urge that with this review, Safeway address issues of competitive advantage and brand name loyalty in the marketplace.

Supporting Statement

Indicators that genetically engineered food may be harmful to humans, animals, or the environment include:

The United States Department of Agriculture reported (7/2003) that 21 percent of all farms growing Bt corn in ten mid-western states, equivalent to 26 percent of acreage, failed to comply with the Environmental Protection Agency’s refuge requirements designed to prevent insect immunity to Bt toxin. We believe protection of insect susceptibility to Bt is in the public good.

FDA does not assure the safety of GE product; it is the developer’s responsibility to assure that the food is safe. The FDA lacks both the authority and the information to adequately evaluate the safety of GE foods. (Center for Science in the Public Interest, 1/2003).

Fearing that pollen from corn not approved for human consumption may have spread to nearby fields of ordinary corn, the U.S. Department of Agriculture requested that 155 acres of Iowa corn uprooted (sic) and incinerated (9/2002); 500,000 bushels of soybeans in Nebraska were quarantined due to contamination by small amounts of a test pharmaceutical/industrial crop (11/2002).

A report commissioned by the Pew Initiative on Food and Biotechnology (4/2003) casts doubt on the preparedness of the current post-market oversight program to achieve its traditional objectives, including the enforcement of regulatory restrictions and the detection and correction of unanticipated health or environmental problems.

The glyphosate herbicide is used widely by farmers who plant genetically engineered glyphosate resistant crops. Indications are that weed resistance to glyphosate is increasing (Penn State College of Agricultural Sciences News 5/30/03).

In December 2002, StarLink corn, not approved for human consumption, was detected in a U.S. corn shipment to Japan. StarLink was first discovered to have contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products.

Indicators of market resistance to GE-foods:

A Pew Global Attitudes survey (6/2003) indicates that Western Europeans and Japanese overwhelmingly oppose GE-foods for health and environmental reasons. In the United States 55% are opposed according to this survey.

Many of Europe’s larger food retailers [J. Sainsbury (UK), Carrefour (France’s largest retailer), Migros (Switzerland’s largest food chain), Delhaize (Belgium), Marks and Spencer (UK), Superquinn (Ireland) and Effelunga (Italy)] have committed to removing GE ingredients from their store-brand products.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Company shares and actively supports our customers’ interest in food safety. Safeway acknowledges that genetically modified foods continue to gain public attention and detractors, while non-genetically modified foods continue to grow in popularity and consumer preference. Nevertheless, the Company’s policies regarding food products manufactured or sold under its own brand names and private labels that contain genetically modified ingredients are based on a number of factors, including the following.

To date, none of the Food and Drug Administration (FDA), United States Department of Agriculture (USDA) or the Environmental Protection Agency (EPA) has identified any significant health, food or safety issues or concerns associated with human consumption of genetically modified ingredients or approved food products containing those ingredients. Although the FDA does not guarantee the safety of genetically modified food products, it similarly does not guarantee the safety of non-genetically modified products.

The EPA has established a 20% non-Bt crop planting requirement. Nonetheless, we note that the EPA set this threshold while it continues its plant incorporated protectorant (PIP) studies which, to date, have shown no negative environmental impacts. Currently the EPA is conducting continuing controlled environmental studies to assess the effect of genetically modified crop growth on non-genetically modified crops. To date, no significant studies by the EPA have documented or confirmed environmental concerns with respect to genetically modified crops.

It is also noteworthy that the U.S. government promotes the cultivation of genetically modified food and the international sale of such products (including seeds), citing the benefits of these products to developing countries.

The stockholder proposal notes that many of Europe’s larger food retailers “have committed to removing GE ingredients from their store-brand products.” It is important to understand that this commitment by European retailers is an effort to stay competitive with European national brands manufacturers who also have committed to remove such ingredients with respect to their own food inventory. Both of these decisions were made not only in response to European consumer demand but also as an alternative to the need to comply with the European Union’s decision to require specific labeling of food products that contain genetically modified ingredients at levels of 5% or more. Note that despite these labeling requirements, the United Kingdom acknowledges that a wide range of organic/health food products sold there in fact contain traces of genetically modified ingredients because soya, often a key ingredient in these products, is generally produced worldwide from genetically modified varieties.

In contrast to Europe and the United Kingdom, and consistent with most U.S. national brand products, approximately 75% of Safeway’s private label products contain genetically modified ingredients. Although it might be desirable to label these products as genetically modified, the Company has determined that to do so would be impractical from a marketing perspective as well as being cost-prohibitive. Neither is it feasible to identify and label the approximately 25% of the Company’s private label food products that might qualify as free of genetically modified ingredients. Such an undertaking would require establishing and maintaining a costly supplier audit and certification program.

Although the number of U.S. consumers who prefer non-genetically modified food products is growing, those consumers still frequently cite these products as prohibitively expensive. Research shows that these consumers in fact purchase non-genetically modified food products only if the cost of such food products is comparatively the same or only slightly higher than the comparable genetically modified food products.

As a more practical and cost-effective alternative to meet consumer demand for foods free from genetically modified ingredients, the Company previously has introduced and continues to expand its Safeway Select Organic brand, which offers organic produce and health food products. By law, food items designated as “organic” must be free of genetically modified ingredients. The Company has determined that this approach presents a better competitive alternative than focusing efforts on the monitoring, labeling and/or removal of private label food products containing such ingredients.

Accordingly, the Company believes that this stockholder proposal is impracticable and, even if the policy review and report were implemented, the effort would be inordinately expensive with no significant resulting stockholder benefit.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 8

STOCKHOLDER PROPOSAL REGARDING SUSTAINABILITY REPORT

The Company has been notified by the Comptroller of the City of New York, 1 Centre Street, New York, NY 10007-3241 on behalf of the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Teachers’ Retirement System (the “Systems”), which, in the aggregate, own 919,476 shares of Common Stock, that they intend to present the following proposal for consideration at the Annual Meeting:

RESOLUTION TO DISCLOSE SUSTAINABILITY PERFORMANCE

Whereas:

We believe that the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of the communities in which they operate;

According to the Dow Jones Sustainability Group, sustainability includes: Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations) and responding to their specific and evolving needs thereby securing a long-term ‘license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns. (www.sustainability-index.com; March 2000);

We believe the linkage between sustainability performance and long-term shareholder value is awakening mainstream financial companies to new tools for understanding and predicting value in capital markets. Major firms, including ABN-AMRO, Neuberger Berman, Schroders, T. Rowe Price, and Zurich Scudder, subscribe to information on social and environmental risks and opportunities to help make investment decisions, according to Innovest, an environmental investment research consultant;

Companies increasingly recognize that transparency and dialogue with stakeholders about sustainability are key to business success. For example, 3M Company reports that its long-term success depends upon implementing principles of sustainable development and “stewardship to the environment.” Likewise, Alliant Energy states that tomorrow’s investors will support energy companies “that have demonstrated the ability to minimize their impact on the environment”;

We belive (sic) sustainability reporting will foster this dialogue and provide non-financial information that contributes to long-term shareholder value. The Dow Jones Sustainability Index World (DJSI World), which analyzes financial performance and the economic, environmental, and social performance of included companies, has outperformed the Dow Jones Global Index from 1994 through 2002;

We believe sustainability reporting can also warn of trouble spots and signal cost-saving opportunities to management and shareholders. Disclosure of energy consumption allows companies and shareholders to assess environmental performance, potential regulatory actions and reputational risk associated with business activities;

The Global Reporting Initiative (GRI) (www.globalreporting.org) is an international standard-setting organization with representatives from business, environmental, human-rights and labor communities. The GRI Sustainability Reporting Guidelines (the Guidelines), created by the GRI, provide companies with (1) a set of reporting principles essential to producing a balanced and reasonable report and (2) guidance for report content, including performance against core indicators in six categories (direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility);

The Guidelines provide a flexible system for sustainability reporting that permits a company to use an “incremental approach” where a company may omit some content requested by the Guidelines but “base their reports on the GRI framework and incrementally improve report content coverage, transparency, and structure over time.”;

More than 300 companies worldwide including Agilent Technologies, Baxter International, BASF, British Telecom, Bristol-Myers Squibb, Danone, Electrolux, Ford, General Motors, Interface, KLM, NEC, Nike, Nokia, and Volkswagen, use the Guidelines for sustainability reporting;

RESOLVED:

That shareholders request that the company prepare a sustainability report (at reasonable cost and omitting proprietary information) based on the Global Reporting Initiative’s sustainability reporting guidelines by September 2004.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that Safeway’s current policies and practices concerning social, environmental and economic issues address the concerns raised by the stockholder proposal requesting a sustainability report. The Company’s statement of philosophy and vision since its founding in 1926 is to “provide value for our customers and give back to the communities we serve.” Operating under this philosophy and vision, Safeway is committed to providing financial support to various local non-profit organizations, fostering its employees’ volunteer efforts, operating safe and environmentally responsible facilities and maintaining socially diverse supplier and employee bases.

In 2003, The Safeway Foundation and our eScrip program contributed more than $25 million to charitable and non-profit organizations and causes in communities where we do business in the United States and Canada. In addition, during 2003 Safeway donated food and merchandise worth approximately $73 million to various entities that serve the needy. Safeway also has extensive policies and programs to ensure that we conduct our operations to provide a safe, diverse and healthy workplace and to safeguard the environment.

Safeway maintains Diversity Advisory Boards in each of its operating areas whose mission is to recognize, celebrate and benefit from the uniqueness of each employee and customer, to value, respect and support these differences in the workplace and to reflect this diversity in the communities we serve. In addition, Safeway’s Supplier Diversity Program’s mission is to promote supplier participation reflective of the diverse communities in which Safeway does business, while encouraging economic development. Safeway’s Environmental Affairs and Risk Management departments develop and administer our environmental programs, which include recycling programs to reduce environmental impacts and costs associated with waste disposal (of the Company’s materials, products and packaging), programs to reduce chemical use, waste volume and water usage and other programs to use non-ozone depleting substances in Safeway’s store refrigeration systems and effect more efficient uses of energy in Safeway’s stores and other facilities. The Company also conducts environmental assessments for its real property transactions.

Wherever it operates, Safeway strives to be a good corporate citizen and promotes social and human rights, sound labor practices, product responsibility and economic and environmental practices to address sustainability. Safeway will continue its commitments to the environment, the workplace, its employees, customers and the communities in which it operates and will strive to expand its social responsibility and safe environmental practices. In addition, Safeway makes available to stockholders and other interested parties numerous publications and information on its website, www.safeway.com, in the “Our Company,” “Club Card,” and “Community” sections that specifically address the issues raised by this stockholder proposal. Such publications include Safeway’s Annual Fact Book, Annual Report, The Safeway Foundation Newsletter, the Safeway Supplier Handbook, the Corporate Governance Guidelines and Director Independence Standards, among others. A separate sustainability report would merely duplicate the information that is already provided to and easily accessed by our stockholders and the public. Thus, the Board believes that preparing the special sustainability report requested by the stockholder proposal is unnecessary and would constitute a waste of company funds and resources.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 9

STOCKHOLDER PROPOSAL REGARDING POLITICAL

CONTRIBUTION & PARTICIPATION REPORT

The Company has been notified by the United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, NW Washington, D.C. 20001, which owns 7,400 shares of Common Stock, that it intends to present the following proposal for consideration at the Annual Meeting:

Resolved, that the shareholders of Safeway Inc. (“Company”) request that the Company prepare a Corporate Political Contribution and Participation Report (“Political Report”) describing our Company’s participation in federal, state and local political election campaigns. The Political Report should include the following information:

A statement describing the Company’s political participation policy and business rationale for its participation in partisan political activities;

A description of the Company’s decision-making process related to contributions of financial resources or the utilization of Company property and personnel for political purposes;

An accounting of Company monies contributed to political candidates, political campaigns or political parties and committees;

An accounting of Company resources, including Company property and personnel, that have been utilized for political campaign purposes or made available to incumbent federal, state or local political officials or those seeking political office;

An accounting of Company resources, including Company property and personnel, that have been utilized in support of or in opposition to any ballot initiative brought before voters on a local or state level; and

The identification of Company personnel with the authority to approve the utilization of Company resources in the political arena.

The Political Report should be prepared at reasonable expense, updated annually, and posted on the Company’s website or distributed to shareholders in any other manner determined to be efficient by the Company.

Supporting Statement

Our Company is permitted by law and regulation to participate in political campaigns and elections through the contribution and expenditure of money and other Company resources. While various aspects of these political participation activities are covered by federal and state reporting requirements, we believe shareholders would benefit by the detailed disclosure requested by the proposal. We do not believe that current disclosure requirements by federal and state regulatory agencies present shareholders with the complete information necessary to make informed decisions about the Company’s activities in this area.

This proposal does not prohibit lawful political participation and contribution actions by the Company. It does not even request that shareholders be given the right to approve the expenditure of corporate resources in the political arena. Rather, it simply requests detailed disclosure so that shareholders may be informed concerning the rationale for the expenditure of corporate resources in various political arenas.

We believe that corporate political participation is becoming increasingly controversial and that shareholders need to be fully informed of their Company’s political contribution activities. In our view, the detailed disclosure we request will allow shareholders to form an educated opinion concerning our Company’s political participation and whether they believe such actions are in the best long-term interests of the Company and its owners.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board has considered this proposal and believes its adoption is unnecessary and would cause Safeway to incur undue cost and administrative burden without commensurate benefit to the Company’s stockholders.

Safeway is subject to, and complies with, numerous federal, state and local regulations regarding political contributions and activities. Safeway is committed to complying with any changes in such laws in the future. The Company’s website, www.safeway.com under Corporate Governance, provides a description of its political contributions policy.

As required by federal law, Safeway does not make contributions using company funds to candidates in federal political election campaigns, national political parties or federal political action committees. Safeway does maintain the SafePAC contribution program under which eligible non-union employees may voluntarily request payroll deductions to be made and provided to the program which contributes to candidates for federal public office and other political committees. In addition, where permitted by law, Safeway periodically makes contributions to state and local political candidates and committees supporting particular public policies. All contributions made by SafePAC as well as Safeway’s state and local political contributions are reported to the appropriate state and/or federal offices and agencies. Information about such contributions is publicly available and may be obtained from an appropriate federal or state website or by written request to the relevant federal, state or local office or agency.

Because Safeway is committed to complying with applicable campaign finance laws and already discloses its political contributions publicly and its contributions policy on its website, the Board does not believe the report requested in this stockholder proposal is necessary or beneficial to the Company’s stockholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

PROPOSAL 10

STOCKHOLDER PROPOSAL REGARDING EXPENSING

THE COSTS OF STOCK OPTIONS

The Company has been notified by the United Association S&P 500 Index Fund, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, which owns 27,156 shares of Common Stock, that it intends to present the following proposal for consideration at the Annual Meeting:

Resolved, that the stockholders of Safeway Inc. (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Supporting Statement

Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman, Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings . . .

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free . . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And, if expenses don’t belong in the earnings statement, where in the world do they belong?

Bear Stearns recently reported that more than 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, “More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options.”

This Fund, along with other Building Trades’ union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 26 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl’s. We urge your support for this important reform.

Board Recommendation

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

Safeway continues to believe that it would not be in the stockholders’ best interest to change the accounting treatment for stock options at this time, although the Company will continue to evaluate this approach in light of ongoing developments and industry actions. The Financial Accounting Standards Board (the “FASB”) has actively considered the issue of expensing stock options and is in the process of determining how best to value equity compensation, including stock options, in a company’s financial statements. The FASB’s stated goal is to establish one method for the recognition and measurement of equity-based compensation for all companies applying generally accepted accounting principles and international accounting standards. Accordingly, the Board believes that expensing stock options will be mandatory in the not too distant future. In light of that, the Board of Directors believes it is in the best interests of Safeway and its stockholders to wait until the FASB has established a standardized methodology of accounting for stock options that is applicable uniformly to all public companies.

Safeway recognizes and understands its investors’ need for an accurate picture of its operational earnings and the cost of employee compensation programs. At the same time, investors also have a need for consistent financial statements that allow them to make accurate comparisons between Safeway and companies of similar size or in the same industry. With these two goals in mind, the Board has determined that the method of accounting for stock options that Safeway uses is the preferable method because it provides stockholders with complete information to evaluate Safeway both with or without the inclusion of stock options as an expense. Also, as the proponent acknowledges, the method used by the Company, which complies with all Securities and Exchange Commission and FASB requirements, is currently the most widely used method of accounting for stock options. The Board believes it is in the best interests of Safeway stockholders to follow the accounting method most widely used so that investors can more easily compare Safeway’s financial statements to those of other companies.

In addition to reducing the comparability of Safeway’s financial statements, expensing options would not provide stockholders with additional useful information. Safeway already discloses in the notes to its consolidated financial statements pro forma net earnings and earnings per share as if Safeway had expensed equity-based compensation. Such disclosure adequately informs stockholders of the financial impact of equity-based compensation such as stock option grants on Safeway’s financial performance.

Several difficult issues raised by the expensing of stock options have not yet been resolved. The valuation of stock options involves opinions and assumptions that vary from company to company. Moreover, there are transition issues raised by a change in accounting treatment to expense stock options. The companies that have decided to expense options have not adopted consistent valuation methods or transition approaches. Until a uniform and reliable standard or method of valuing stock options and transitioning to expensing is adopted, expensing stock options under a Safeway-specific policy will increase the difficulty of making comparisons between Safeway’s financial results and those of other companies. That, in turn, will have the effect of making such comparisons less useful for investors. In the meantime, the Board believes it is important to maintain its current accounting policy with respect to employee stock options and await consensus and/or direction from the FASB.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS STOCKHOLDER PROPOSAL, and your Proxy will be so voted unless you specify otherwise.

GENERAL

Stockholder Proposals for 2005 Proxy Statement

Stockholder proposals for inclusion in the 2005 Proxy Statement must be received at the Company’s principal executive offices on or before December 6, 2004. In addition, all stockholder proposals for inclusion in the 2005 Proxy Statement must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 50 to 75 days before the meeting (or, if less than 65 days’ notice or prior public disclosure of the meeting date is given, within 15 days after such notice was mailed or publicly disclosed, whichever first occurs). Such notice must set forth certain information specified in the Company’s Bylaws.

Fiscal Year 2003 Annual Report

The Company’s Annual Report to Stockholders for the fiscal year ended January 3, 2004 is being mailed to all stockholders of record with this Proxy Statement.

By Order of the Board of Directors,

LINDA C. SAYLER

Secretary

Dated: April [ 7 ], 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

OF THE

AUDIT COMMITTEE OF SAFEWAY INC.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of SAFEWAY INC. (the “Company”) on August 14, 2003.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. At least one member (it may be the same person) also shall be an “audit committee financial expert” within the definition adopted by the SEC, or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1), as well as any separate independence requirements set by the Board. No Committee member may simultaneously serve on the audit committee of more than three other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

Director’s fees are the only compensation the Committee members may receive from the Company.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

The Committee Chair will meet with management prior to each quarterly earnings release to review earnings including, but not limited to, status of operations, consistency of accounting policies, or large or unusual transactions. The independent auditors will participate in such meetings and report on the results of their quarterly review.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1.    Appointment and Oversight.  The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.  Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such pre-approval decisions are presented, for informational purposes only, to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.  The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)    The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)    The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v)    The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)    The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)    The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.    Separate Meetings with the Independent Auditor.

(i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)    The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.    Recommendation to Include Financial Statements in Annual Report.  The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Meetings with Management, the Independent Auditor and the Internal Auditor.  The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.    Appointment.  The Committee shall review the appointment and replacement of the internal auditor.

9.    Separate Meetings with the Internal Auditor.  The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.    The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.    The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.    The Committee shall discuss with the Company’s General Counsel and/or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.    The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15.    The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.    The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19.    The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.    The Committee shall at least annually perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter.

21.    The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SAFEWAY INC.

SAFEWAY INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That, a resolution of the Board of Directors (the “Board”) of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing its officers to submit such amendment to the stockholders of the Corporation for consideration thereof, was duly adopted by the Board at a meeting held on December 11, 2003. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V of the Corporation’s Restated Certificate of Incorporation be amended in its entirety to read as follows, subject to the required consent of the stockholders of the Corporation:

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next succeeding annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Each director serving on [insert date of filing of certificate of amendment] shall hold office until the next succeeding annual meeting of stockholders after such date and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders.

SECOND:  That, thereafter, at the annual meeting of the stockholders of the Corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD:  That, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this Certificate of Amendment to be signed by Steven A. Burd, its President and Chief Executive Officer, and attested by Robert A. Gordon, its Senior Vice President and General Counsel, this              day of             , 2004.

SAFEWAY INC.

By:

Steven A. Burd President and Chief Executive Officer

ATTEST:

By:

Robert A. Gordon Senior Vice President and General Counsel

B-2

PRELIMINARY COPY 03/19/04

SAFEWAY INC.

PROXY—For the Annual Meeting—May 20, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April [7], 2004, appoints Steven A. Burd and Robert A. Gordon, and each or either of them as Proxies, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the corporate offices of Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, California on Thursday, May 20, 2004 at 1:30 p.m. or at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED UNDER ITEM (1), “FOR” THE PROPOSAL DESCRIBED IN ITEM (2), “FOR” THE PROPOSAL DESCRIBED IN ITEM (3), “FOR” THE PROPOSAL DESCRIBED IN ITEM (4), AND “AGAINST” THE STOCKHOLDER PROPOSALS DESCRIBED IN ITEMS (5), (6), (7), (8), (9) AND (10), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

Please mark your

☒	votes as in this

example.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 and AGAINST stockholder proposals 5, 6, 7, 8, 9 and 10.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1. Election of			Nominees:
Directors			Steven A. Burd
Robert I. MacDonnell
William Y. Tauscher
For, except vote withheld for the following nominee(s):

				2. Appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2004.	☐	☐	☐
				3. Approval of and amendment to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.	☐	☐	☐

4.     Approval of stock option

exchange program for employees (excluding executive officers) providing for the exchange of options previously granted under the 1999 Amended and Restated Equity Participation Plan of Safeway Inc.

					☐	☐	☐
				5. Stockholder proposal regarding independent director as Chairman of the Board.	☐	☐	☐
				6. Stockholder proposal regarding cumulative voting.	☐	☐	☐
				7. Stockholder proposal regarding report on impact of genetically engineered food.	☐	☐	☐
				8. Stockholder proposal regarding sustainability report.	☐	☐	☐
				9. Stockholder proposal regarding political contribution and participation report.	☐	☐	☐
				10. Stockholder proposal regarding expensing stock options.	☐	☐	☐
Please date and sign exactly as name appears hereon. Joint owners should each sign. The full name or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
				☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐ MARK HERE IF YOU WOULD LIKE TO ACCESS FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY

SIGNATURE(S)		DATE

Your vote is important. You may vote the shares held in this account in any one of the following three ways:

•	Vote by mail. Complete, date, sign and mail your proxy card (above) in the enclosed postage-paid envelope.
•	Vote by phone. Call toll-free, 1-877-779-8683, 24 hours a day, 7 days a week from the U.S. and Canada to vote your proxy.
•	Vote by internet. Access the Web site at http://www.eproxyvote.com/swy 24 hours a day, 7 days a week.

If you vote by phone or via the internet, please have your social security number and proxy card available. The sequence of numbers appearing in the box above, just below the perforation, and your social security number are necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned this proxy card.

If you vote by phone or vote using the internet, there is no need for you to mail back your proxy card.

THANK YOU FOR VOTING